Exhibit 10.4

AMENDED AND RESTATED PUT AGREEMENT

THIS AMENDED AND RESTATED PUT AGREEMENT (“Amended Put Agreement”) is made and entered into this 30th day of August, 2011, by and between AFH Holding and Advisory, LLC, a limited liability company organized and existing under the laws of the State of California, with an address at 9595 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212 (“AFH”) and the Investors set forth on Schedule A affixed hereto (each an “Investor” and collectively the “Investors”).

RECITALS:

WHEREAS, as of December 24, 2009, Emerald Dairy Inc. (the “Company”) and the Investors entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold to the Investors, and the Investors purchased from the Company, (i) promissory notes in the aggregate principal amount of $1,750,000, with an interest rate of 10% per annum (the “Notes”), and (ii) warrants to purchase 536,809 shares of the Company’s common stock, at an exercise price of $1.63 per share (the “Warrants”) (the “Private Placement”); and

WHEREAS, as a condition precedent to the Investors purchasing the Notes and Warrants from the Company, the prompt payment, performance and discharge in full of all of Company’s obligations under the Notes was secured by a pledge of 5,883,329 shares of common stock of the Company (together with any additional shares of the Company’s common stock pledged pursuant to Section 4(e) of the Pledge Agreement (defined below), the “Pledged Shares”), by Yang Yong Shan, the Company’s Chief Executive Officer (the “Pledgor”), pursuant to a Pledge Agreement, dated as of December 24, 2009 (the “Pledge Agreement”); and

WHEREAS, as a holder of the Company’s securities, AFH believed it would benefit from the Company’s ability to complete the Private Placement; and

WHEREAS, as further inducement to the Investors to purchase the Notes and Warrants from the Company, in consideration of the benefits that accrued to AFH by virtue of the consummation of the Private Placement, AFH executed and delivered to the Investors a Put Agreement, dated as of December 24, 2009 (the “Put Agreement”), to set forth the circumstances under which the Investors have the right, but not the obligation, to require AFH to purchase the Notes and Warrants from the Investors; and

WHEREAS, concurrently herewith, the Company and the Investors are entering into a second amendment to the Purchase Agreement, in the form of Exhibit A affixed hereto (the “Amended Purchase Agreement”), pursuant to which, among other things, in consideration for the Investors agreement to extend the maturity date of the Notes to August 31, 2011, the Company is issuing to the Investors: (i) amended and restated promissory notes in the aggregate principal amount of $1,750,000, with an interest rate of 15% per annum (the “Amended Notes”), and (ii) amended and restated Warrants to purchase 536,809 shares of the Company’s common stock, at an exercise price of $1.00 per share (the “Amended Warrants”); and

WHEREAS, concurrently herewith, the Pledgor, the Law Offices of Molino & Associates (the “Pledge Agent”), the Investors and the Company are entering into an Amended and Restated Pledge Agreement, in the form of Exhibit B affixed hereto (the “Amended Pledge Agreement”); and

WHEREAS, the parties hereto desire to hereby amend and restate the Put Agreement, in order to, inter alia, reaffirm and, where applicable, modify the terms and condition thereof.

NOW, THEREFORE, in consideration of the foregoing recitals, the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Put Right.

(a)         Grant of Put Right.  Subject to the terms and conditions hereof, each Investor shall have the right (the “Put Right”), but not the obligation, to cause AFH to purchase the Amended Notes and Amended Warrants received by such Investor pursuant to the Purchase Agreement and Second Amendment.

(b)         Put Repurchase Price.  In the event that an Investor exercises its Put Right hereunder, the purchase price at which AFH shall be required to purchase such Investor’s Amended Notes and Amended Warrants shall be the principal balance remaining under such Investor’s Amended Note at the time of such exercise (the “Put Purchase Price”).

(c)         Exercise of Put Right.

(i)           An Investor shall exercise its Put Right by giving written notice of its exercise of the Put Right to AFH and the Company (“Put Exercise Notice”), in accordance with the provisions of Section 6 hereof.

(ii)          Each Investor may only exercise its Put Right as to all, but not less than all, of such Investor’s Amended Notes and Amended Warrants.

(iii)         Upon exercise of the Put Right by an Investor, the purchase of such Investor’s Amended Notes and Amended Warrants by AFH shall be consummated within ten (10) business days following the date of the Put Exercise Notice (the “Repurchase Deadline”).  In the event AFH does not pay the Put Purchase Price to an Investor on or prior to the Repurchase Deadline, it shall be in default hereunder, and such Investor may take any and all steps to enforce this Put Agreement against AFH, including by suit for specific performance, damages or otherwise.  Any inaction on the part of an Investor shall not constitute a waiver of its rights.  In addition and not in limitation of the foregoing, interest shall be payable on the Put Purchase Price at the rate of ten (10%) percent per annum until the Put Purchase Price, and any accrued and unpaid interest thereon, is paid in full.  As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(iv)         Concurrently with AFH’s payment of the Put Purchase Price to an Investor exercising its Put Right, such Investor shall deliver to AFH (A) its original Amended Note, together with an executed note assignment in the form attached thereto, and (B) its original Amended Warrants, together with an executed warrant assignment in the form attached thereto.  AFH and the Investors agree that, upon exercise by an Investor of its Put Right, the parties will promptly take such steps, and execute and deliver such instruments, corporate resolutions, and other documents, as may be reasonably requested by the Company, or the Company’s transfer agent, to cause the Company to transfer, assign, convey and deliver to AFH the applicable Amended Note(s) (and all rights and benefits incident to the ownership thereof) and Amended Warrants (and all rights and benefits incident to the ownership thereof).  AFH represents and warrants that it has reviewed the Purchase Agreement, Second Amendment, Pledge Agreement, Amended Pledge Agreement, Notes, Amended Notes, Warrants and Amended Warrants (collectively, the “Transaction Documents”), acknowledges that any transfer of Amended Notes and Amended Warrants made pursuant hereto will be expressly subject to the terms and conditions of the Transaction Documents, and expressly agrees to be bound by the terms and conditions thereof.

(v)         After exercise of the Put Right by an Investor, and upon delivery by AFH of the applicable Put Purchase Price to such Investor, the Investor shall no longer be deemed to be the owner of its Amended Note or Amended Warrants, or have any rights or obligations under the Transaction Documents.

(vi)         In connection with the transfer described in paragraph (iv) above, the Investors make no representations or warranties regarding the Amended Notes or Amended Warrants, other than that they have not pledged such securities to any party and have the power and authority to transfer the securities to AFH.

(d)         Conditions to Exercise of Put Right.  An Investor may only exercise its Put Right hereunder in the event that:

(i)           an “Event of Default” has occurred and is continuing pursuant to Section 3.1 of such Investor’s Amended Note; and

(ii)          such Investor has not liquidated its Amended Note or pro rata portion of the Pledged Shares.

(e)         Put Right Term.  Each Investor’s Put Right shall terminate at such time as either:

(i)           all of the Company’s obligations under such Investor’s Amended Note have been satisfied, or

(ii)          such Investor has liquidated its Amended Note or pro rata portion of the Pledged Shares as a result of an Event of Default under the Amended Note.

2.           Title.  Upon exercise of the Put Right by an Investor, such Investor shall deliver to AFH good and marketable title to its Amended Note and Amended Warrants, free and clear of any liens or other restrictions, except for applicable restrictions on transfer under federal and state securities laws.

3.           Assignment/Binding Effect.  AFH has the right to assign this Amended Put Agreement at any time, provided that no such assignment shall effect AFH’s obligations hereunder whatsoever.  This Amended Put Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

AFH hereby waives:

(a)           all statutes of limitations as a defense to any action or proceeding brought against AFH by the Investors, to the fullest extent permitted by law;

(b)          any right it may have to require the Investors to proceed against the Company, proceed against and exhaust any security held from the Company, or pursue any other remedy in the Investors’ power to pursue;

(c)           any defense based on any claim that AFH’s obligations exceed or are more burdensome than those of the Company;

(d)           any defense based on (i) any legal disability of the Company, (ii) any release, discharge, modification, impairment or limitation of the liability of the Company to the Investors from any cause, whether consented by the Investors or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court from the adjustment of debtor-creditor relationships (“Insolvency Proceeding”) and (iii) any rejection or disaffirmance of the Amended Notes, or any part of it, or any security held for it, in any Insolvency Proceeding;

(e)           any defense based on any action taken or omitted by the Investors in any Insolvency Proceeding involving the Company, including any election to have the Investors’ claim allowed as being secured, partially secured or unsecured under any extension of credit by the Investors to the Company in any Insolvency Proceeding, and the taking and holding by the Investors of any security for such extension of credit;

(f)           all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Amended Put Agreement and of the existence, creation or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by the Investors to AFH expressly provided in this Amended Put Agreement;

(g)          any defense based on or arising out of any defense that the Company may have to the payment or performance of the Amended Notes or any part of it; and

(h)          any defense based on or arising out of any action of the Investors described in this Section.

4.           Amendments.  This Amended Put Agreement may not be altered, modified, or amended except by a writing signed by each of the parties hereto.

5.           Further Assurances.  Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish certificates, instruments, agreements and documents, and to take all action which may be required by law or may be deemed by the Investors, AFH, or the Company in the exercise of their reasonable good faith discretion, to be reasonably necessary in furtherance of the purposes and the objectives and intentions underlying this Amended Put Agreement and not inconsistent with the terms hereof.

6.           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice:

if to AFH, to:

AFH Holding & Advisory, LLC
9595 Wilshire Blvd., Suite 700
Beverly Hills, CA 90212
Attention: Amir F. Heshmatpour
Tel: (310) 492-9898
Fax: (310) 492-9906

if to the Investors:

to the address provided by such Investor on Schedule A.

7.           Governing Law; Jurisdiction.  This Amended Put Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby, and they hereby irrevocably subject to the jurisdiction of any such court and agree not to assert therein any objection based on venue or the inconvenience of such forum.

8.           Captions.  Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Amended Put Agreement.

9.           Counterparts.  This Amended Put Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  This Amended Put Agreement may be executed and delivered by facsimile transmission.

10.         No Third Party Beneficiaries.  This Amended Put Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amended Put Agreement.

11.         Expenses.  All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

[The remainder of this page is left blank intentionally. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Amended Put Agreement as of the date and year first written above.

AFH HOLDING & ADVISORY, LLC

By:	/s/ Amir F. Heshmatpour
Name: Amir F. Heshmatpour
Title: President

INVESTORS:

HANKEY INVESTMENT COMPANY, L.P.
By: Knight Services, Inc., its General Partner

By:	Don R. Hankey
Name: Don R. Hankey
Title: President

KNIGHT INSURANCE COMPANY, LTD.

By:	Eric D. Jarvis
Name: Eric D. Jarvis
Title: President

HANKEY, LLC

By:	/s/ Deborah Bowles
Name: Deborah Bowles
Title: Manager

Schedule A

Investors

Name and Address and Fax Number	Principal Amount of Amended Note	Number of Amended Warrants
Hankey Investment Company, L.P. ATTN: Eugene Leydiker 4751 Wilshire Blvd., Ste. 110 Los Angeles, CA 90010 Fax: 323-692-4126	$250,000	76,687

Knight Insurance Company, Ltd., c/o Knight Management Insurance Services, LLC ATTN: Eric D. Jarvis 4751 Wilshire Blvd., Ste. 111 Los Angeles, CA 90010 Fax: 323-692-4133	$1,000,000	306,748

Hankey, LLC ATTN: Eugene Leydiker 4751 Wilshire Blvd., Ste. 110 Los Angeles, CA 90010 Fax: 323-692-4126	$500,000	153,374

TOTAL:	$1,750,000	536,809

Exhibit A

Form of Second Amendment to Securities Purchase Agreement

Exhibit B

Form of Amended and Restated Pledge Agreement